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                                                                   Exhibit 10.43

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                                SWAP-UP AGREEMENT

                                      AMONG

                         COMBINATORX (SINGAPORE) PTE LTD

                   BIOMEDICAL SCIENCES INVESTMENT FUND PTE LTD

                                       AND

                            COMBINATORX INCORPORATED

                              DATED AUGUST __, 2005

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                                TABLE OF CONTENTS

CONTENTS                                                                   PAGE
1.   DEFINITIONS..............................................................1

2.   SWAP-UP PUT AND CALL OPTIONS.............................................5

3.   PAYMENT OF NOTES.........................................................6

4.   DEFAULT..................................................................8

5.   SWAP UP CLOSING..........................................................9

6.   STOCK RESTRICTIONS AND REGISTRATION RIGHTS..............................10

7.   REPURCHASE..............................................................12

8.   PREFERENCE SHARES COMPLETION............................................12

9.   MISCELLANEOUS PROVISIONS................................................13

                               SWAP UP AGREEMENT

This Swap-Up Agreement (the "AGREEMENT") is entered into as of August [ ], 2005 (the "EFFECTIVE DATE") by and among CombinatoRx (Singapore) Pte. Ltd., a Singapore private limited company (the "COMPANY"), BioMedical Sciences Investment Fund Pte Ltd, a Singapore private limited company (the "INVESTOR"), and CombinatoRx, Incorporated, a Delaware corporation (the "PARENT"). The Company, the Parent and the Investor are referred to collectively herein as the "PARTIES."

                                   AGREEMENT:

WHEREAS, the Parent, the Investor and the Company have entered into a Subscription and Shareholders Agreement (the "SSA") on even date relating to the Investor's investment in the Company by way of subscribing for certain Preference Shares and certain secured Notes of the Company, as defined in and set out in the SSA and on the terms and conditions of the SSA; and

WHEREAS, as a condition to the Investor's investment in the Company, the Parties have agreed to enter into this Agreement to provide for the possible purchase by the Parent or repurchase by the Company of the Preference Shares, the possible prepayment of the Notes, and the possible swap-up of the Preference Shares and the Notes into stock of the Parent, all by way of the exercise of put and call options by the Investor and/or the Parent and the allotment of shares in the capital of the Parent;

NOW THEREFORE, in consideration of the mutual covenants and other consideration provided herein and in the SSA, the sufficiency of which each Party expressly acknowledges, the Parties agree as follows:

1.     DEFINITIONS

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1.1    CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following respective meanings:

       "APPLICABLE INTEREST RATE" shall mean the PER ANNUM rate of interest (based on a year of twelve 30 day months) of 5.0%, compounded and accumulated and payable on the Maturity Date unless the Notes are prepaid pursuant to Section 3.2. Notwithstanding the foregoing, the Applicable Interest Rate shall not exceed the highest rate permitted by applicable law to be charged on commercial loans;

       "APPLICABLE PERCENTAGE" shall mean:

              (i)    if an IPO occurs on or before December 31, 2006, 140%;

              (ii)   if an IPO occurs after December 31, 2006,

              (A) in regard to the conversion of any Note issued prior to the IPO or of any Preference Share, the greater of (i) 100% or (ii) 140% minus the product, expressed in percentage points, yielded by multiplying 40% by Z, where Z is the result of dividing the number of days after December 31, 2006 prior to the date of such IPO by 730, and

              (B) in regard to the conversion of any Note issued after the IPO, 140%;

       and where the date of an IPO means the effective date of the registration statement filed in connection with such IPO.

       "CAPITALIZED DEFAULT INTEREST" shall mean all accrued and unpaid interest on such Notes from the date of issuance to the relevant Default Date, such interest accruing at the Default Interest Rate;

       "CAPITALIZED INTEREST" shall mean, for any given date, and with respect to all or any portion of the Outstanding Principal Balance of such Note, all accrued and unpaid interest capitalized on all or such portion of the Outstanding Principal Balance of such Note, as the case may be, as of such date, such interest accruing at the Applicable Interest Rate;

       "COMPANY" shall mean CombinatoRx (Singapore) Pte Ltd, a Singapore private limited company;

       "DEFAULT DATE" shall have the meaning set forth in the SSA;

       "DEFAULT INTEREST RATE" shall mean, with respect to the Notes, the PER ANNUM rate of interest (based on a year of twelve 30 day months) of ten percent (10%), which shall accrue from the date of issuance for each Note until payment is made in full and shall be compounded annually. Notwithstanding the foregoing, the Default Interest Rate shall not exceed the highest rate permitted by applicable law to be charged on commercial loans;

       "DOLLARS" shall mean United States dollars;

       "EVENT OF DEFAULT" shall have the meaning set forth in the SSA;

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       "INITIAL CLOSING DATE" shall have the meaning set forth in the SSA;

       "INITIAL CONVERSION DATE" shall mean the date falling on the first anniversary of the Initial Closing Date;

       "INVESTOR" shall mean BioMedical Sciences Investment Fund Pte Ltd, a Singapore private limited company;

       "INVESTOR NOTE PREPAYMENT PUT OPTION" shall have the meaning set forth in
       Section 3.2.1;

       "INVESTOR NOTE REPAYMENT PUT OPTION" shall have the meaning set forth in
       Section 3.1.2;

       "INVESTOR NOTES DEFAULT OPTION" shall have the meaning set forth in
       Section 4.2.2;

       "INVESTOR PREFERENCE SHARE DEFAULT OPTION" shall have the meaning set forth in Section 4.2.1;

       "INVESTOR SWAP UP PUT OPTION" shall have the meaning set forth in Section 2.1.

       "IPO" shall mean an underwritten initial public offering of the Parent Common Stock pursuant to an effective registration statement filed with the SEC under the Securities Act or any other transaction by which the Parent Common Stock becomes registered on a United States national securities exchange or authorized for quotation on an automated quotation system sponsored by a United States registered securities association;

       "ISSUE PRICE" shall have the meaning set forth in the SSA;

       "ISSUE PRICE PER PREFERENCE SHARE" shall have the meaning set forth in the SSA;

       "MANDATORY SHARES SWAP UP PERIOD" means, in the event that the Parent has completed an IPO, any period of twenty (20) consecutive trading days during which the average of the daily volume-weighted average price per share of Parent Common Stock on its principle exchange on each such trading day is at or above 125% of the Preference Shares Option Price;

       "MANDATORY NOTE SWAP UP PERIOD" means, in the case of any Note, in the event that the Parent has completed an IPO, any period of twenty (20) consecutive trading days during which the average of the daily volume-weighted average price per share of Parent Common Stock on its principle exchange on each such trading day is at or above 125% of the Notes Option Price relevant to such Note;

       "MATURITY DATE" shall mean December 31, 2009;

       "NOTE CONDITIONS" shall have the meaning set forth in the SSA;

       "NOTES" shall have the meaning set forth in the SSA;

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       "NOTES DEFAULT AMOUNT" shall equal the sum of the Outstanding Principal
       Balance and Capitalized Default Interest on each of the Notes outstanding as of the Default Date;

       "NOTES OPTION PRICE" shall mean (i) in the case of any Note issued at least twenty one (21) trading days after an IPO, the Applicable Percentage of the average of the daily volume-weighted average price per share of Parent Common Stock on its principle exchange over the twenty
       (20) trading days immediately prior to the date of the issuance of such Note; or (ii) in the case of any Note issued on or prior to the twentieth
       (20th) trading date after an IPO, the Applicable Percentage of the average of the daily volume-weighted average price per share of Parent Common Stock on its principle exchange over the first twenty (20) trading days after the IPO PROVIDED, that, in either case, such Notes Option Price shall be adjusted as may be required to reflect any stock split or consolidation or similar event with respect to the Parent Common Stock;

       "OUTSTANDING PRINCIPAL BALANCE" shall mean, with respect to each outstanding Note, the unpaid principal amount (excluding interest) of such Note outstanding at any time;

       "PARENT" shall mean CombinatoRx, Incorporated, a Delaware corporation;

       "PARENT COMMON STOCK" shall mean the common stock, $0.001 par value per share, of the Parent;

       "PARENT NOTE CONVERSION CALL OPTION" has the meaning defined in Section 3.3.

       "PARENT PREFERRED STOCK" shall mean, with respect to any payment or conversion under this Agreement, the latest series or class of Preferred Stock of the Parent issued in a financing round by the Parent prior to such payment or conversion;

       "PARENT PREFERRED STOCK PRICE PER SHARE" shall mean, with respect to any specific class or series of Parent Preferred Stock issued in any financing round, the lowest price per share paid for such class or series in such financing round;

       "PARENT SEC REPORTS" shall mean, as of any date, all forms, reports and documents filed by the Parent with the SEC on or prior to such date.

       "PARENT SHARE REPURCHASE OPTION" shall have the meaning set forth in
       Section 7.1;

       "PARENT SWAP UP CALL OPTION" shall have the meaning set forth in Section 2.2;

       "PARENT WARRANTIES" shall have the meaning set forth in Section 6.1;

       "PERSON" means any individual, partnership, corporation, unincorporated organization, limited liability company, trust or joint venture, or a governmental agency or political subdivision thereof;

       "PREFERENCE SHARES" shall mean the Preference Shares, as such term is defined in the SSA;

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       "PREFERENCE SHARES CLOSING" shall mean the closing of the transfer by the
       Investor to the Parent of the Preference Shares pursuant to the Parent Share Repurchase Option;

       "PREFERENCE SHARES DEFAULT AMOUNT" shall mean (i) the product of the number of Preference Shares outstanding on the Default Date and the Issue Price Per Preference Share, plus (ii) 10% interest PER ANNUM on such Preference Shares, compounded annually and accumulated from the Initial Closing Date to the Default Date;

       "PREFERENCE SHARES OPTION PRICE" shall mean, in the case in which the Initial Closing Date was at least twenty-one (21) trading days after the IPO, the Applicable Percentage of the average of the daily volume-weighted average price per share of Parent Common Stock on its principle exchange over the twenty (20) trading days immediately prior to the date of the issuance of the Preferred Stock and, in the case in which the Initial Closing Date was on or prior to the twentieth (20th) trading day after the IPO, the Applicable Percentage of the average of the daily volume-weighted average price per share of Parent Common Stock on its principle exchange over the first twenty (20) trading days after the IPO; PROVIDED, that, in either case, such Preference Shares Option Price shall be adjusted as may be required to reflect any stock split or consolidation or similar event with respect to the Parent Common Stock;

       "PRE-ORGANIC CHANGE CONVERSION SHARES" shall mean the shares of Parent Preferred or Common Stock that Investor would have received immediately prior to the Organic Change upon the exercise at that time of Investor's conversion rights with respect to the Preference Shares and the Notes, assuming, for the purpose of determining the number of such Pre-Organic Change Conversion Shares that all of Investor's conversion rights with respect to both the Preference Shares and the Notes are exercisable at such time;

       "PREPAYMENT AMOUNT" shall have the meaning set forth in Section 3.2;

       "PREPAYMENT NOTICE" shall have the meaning set forth in Section 3.2;

       "SEC" means the United States Securities and Exchange Commission;

       "SECURITIES ACT" means the United States Securities Act of 1933, as amended;

       "SHARES" shall have the meaning set forth in the SSA; "STOCK RESTRICTIONS AND REGISTRATION RIGHTS AGREEMENT" shall mean the Stock Restrictions and Registration Rights Agreement dated of even date herewith between the Investor and the Parent;

       "SWAP UP CLOSING" means the closing of the allotment of shares in the Parent to the Investor pursuant to the exercise of the Investor Swap Up Put Option, the Investor Note Prepayment Put Option, the Investor Note Repayment Put Option, the Investor Preference Share Default Option, the Investor Notes Default Option, the Parent Swap Up Call Option or the Parent Note Conversion Call Option; and

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       "SWAP UP OUTSTANDING PRINCIPAL BALANCE" means, with respect to any Note, the Outstanding Principal Balance of such Note after deducting such portion of such Outstanding Principal Balance that the Investor, in its sole discretion, has validly elected, pursuant to the Note Conditions and
       Section 3.1.2, to be pre-paid in cash.

1.2    OTHER DEFINED TERMS.

1.2.1 Certain other words and phrases are defined or described elsewhere in this Agreement.

1.2.2 Capitalized words and phrases used in this Agreement but not defined in this Agreement shall have the meanings given to such words and phrases in the SSA.

1.2.3 Wherever used in this Agreement (i) the words "INCLUDE" or "INCLUDING" shall be construed as incorporating, also, "BUT NOT LIMITED TO" or "WITHOUT LIMITATION", (ii) the word "DAY" means a calendar day unless otherwise specified, (iii) the word "LAW" (or "LAWS") means any federal or state statute, ordinance, resolution, regulation, code, rule, order, decree, judgment, writ, injunction, mandate or other legally binding requirements of a government entity, (iv) the word "NOTICE" shall mean notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and any other written communication contemplated under this Agreement, (v) the word "OR" shall mean either or both, (vi) the words "BUSINESS DAY" shall mean any day other than Saturday, Sunday or a day on which commercial banks located in either New York or Singapore are required or authorized by law to close, (vii) the words "PRINCIPAL EXCHANGE" shall mean the United States national securities exchange or automated quotation system on which shares of Parent Common Stock are principally traded following an IPO and (viii) the words "TRADING DAY" shall mean any day on which the principal exchange is open for business.

1.2.4 Unless the context otherwise requires, words in the singular number include the plural and vice versa.

2.     SWAP-UP PUT AND CALL OPTIONS

2.1 SHARE PURCHASE. Subject to the limitations set forth in Section 6.3, the Parent hereby irrevocably grants to the Investor the option (the "INVESTOR SWAP UP PUT OPTION") to require the Parent to purchase all or part of the Investor's Preference Shares on the terms set forth in this
       Section 2.1. The Investor Swap Up Put Option may be exercised by the Investor from time to time at any time after the Initial Conversion Date as follows:

       2.1.1 NO IPO. In the event that the Parent has not completed an IPO prior to the Initial Conversion Date, the Investor shall have the option to require the Parent to acquire, as the Investor may elect and as soon as reasonably practicable after such election, all or part of the Investor's Preference Shares by exchanging such Preference Shares for a number of shares of Parent Preferred Stock determined by dividing the aggregate amount paid by the Investor for such Preference Shares by the Parent Preferred Stock Price Per Share.

       2.1.2 IPO. At any time after the Parent has completed an IPO, the Investor shall have the option to require the Parent to acquire, as the Investor may elect and as soon as

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              reasonably practicable after such election, all or part of the
              Investor's Preference Shares by exchanging such Preference Shares for a number of shares of Parent Common Stock equal to the result obtained by dividing the aggregate amount paid for such Preference Shares by the Preference Shares Option Price.

2.2 MANDATORY SHARE SWAP UP. Subject to the limitations set forth in Section 6.3, the Investor hereby irrevocably grants to the Parent the option (the "PARENT SWAP UP CALL OPTION"), exercisable on the first trading day immediately after any Mandatory Shares Swap Up Period, to require the Investor to sell to the Parent all (but not less than all) of the Investor's then-outstanding Preference Shares in exchange for a number of shares of Parent Common Stock equal to (i) the aggregate price paid for such Preference Shares divided by (ii) the Preference Shares Option Price, provided, however, that Parent may not exercise the Parent Swap Up Call Option at any time when it is in possession of material undisclosed non-public information, except Parent may exercise the Parent Swap Up Call Option in connection with such disclosure. In the event that Section
       6.3 limits the number of Preference Shares to be sold under this Section 2.2, the Investor shall sell to the Parent all such shares permitted to be sold consistent with Section 6.3.

3.     PAYMENT OF NOTES

3.1    REPAYMENT.

       3.1.1 The Parties acknowledge that under the Note Conditions, unless the Notes are prepaid pursuant to Section 3.2 of this Agreement and Condition 7.3 of the Note Conditions, the Investor is entitled to receive from the Company on the Maturity Date, the Outstanding Principal Balance of each Note on the Maturity Date in cash, together with Capitalized Interest for each such Note.

       3.1.2 Subject to the limitations set forth in Section 6.3, the Parent hereby irrevocably grants to the Investor, the option (the "INVESTOR NOTE REPAYMENT PUT OPTION"), exercisable in the Investor's sole discretion, to require the Parent to repay any portion of any such Outstanding Principal Balance that the Investor does not elect to have the Company repay in cash by issuing to the Investor stock of the Parent as follows:

              (A) if the Parent has not completed an IPO on or prior to the Maturity Date, by the issuance to the Investor of the number of shares of Parent Preferred Stock equal to (i) the aggregate Swap Up Outstanding Principal Balance of such Notes divided by (ii) the applicable Parent Preferred Stock Price Per Share; or

              (B) if the Parent has completed an IPO on or prior to the Maturity Date, by issuance to the Investor of a number of shares of Parent Common Stock obtained by dividing the aggregate Swap Up Outstanding Principal Balance of such Notes by the Notes Option Price;

       3.1.3 NOTICE OF REPAYMENT. Six months prior to the Maturity Date, the Investor shall communicate to the Company its projected intent regarding its elected method of

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              repayment with respect to the Notes, such expression to be a non-binding, good faith estimate of the repayment method. The Parties shall then maintain communications during the following 120 days, during which the Investor agrees to notify the Company of any material changes to its projected intent. No later than 60 days prior to the Maturity Date, the Investor shall provide written notice to the Company and the Parent of its elected method of repayment with respect to each Note. If the Investor elects to convert any portion of any Outstanding Principal Balance on any
              Note into Parent Common Stock pursuant to the terms of this Agreement, then the Parent shall issue such Parent Common Stock on the next business day following the Maturity Date in the name of Investor or its designee in exchange for cancellation and delivery of the applicable Note.

3.2 PREPAYMENT. The Parties acknowledge that pursuant to the Note Conditions, the Company may prepay (and shall prepay at the direction of Parent) part or all of the Notes by delivering to the Investor irrevocable written notice (the "PREPAYMENT NOTICE") of the Company's intention to prepay any Note, which Prepayment Notice shall be delivered by the Company no later than 40 days, and no earlier than 180 days, prior to the date of such prepayment and which Prepayment Notice shall specify.

          -   the Note(s) to be prepaid,

          - the portion of the Outstanding Principal Balance of such Notes to be prepaid (the "OUTSTANDING PRINCIPAL BALANCE TO BE PREPAID"),

          - the resulting "PREPAYMENT AMOUNT," which shall equal, with respect to any Outstanding Principal Balance To Be Prepaid, the sum of (i) such Outstanding Principal Balance To Be Prepaid multiplied by
              1.25 and (ii) the Capitalized Interest with respect to such Outstanding Principal Balance To Be Prepaid); and

          - the date on which prepayment shall take place (such date, the "PREPAYMENT DATE").

       The Company shall pay the Investor the Prepayment Amount in cash (or such other consideration as the Parties may, in their sole respective discretion, agree), unless the Investor elects to exercise the Investor Note Prepayment Put Option (as defined and provided below) in respect of any or all of the Outstanding Principal Balance To Be Prepaid, in which case the Prepayment Amount shall be determined as provided above but after first giving effect to the reduction in the Outstanding Principal Balance To Be Prepaid resulting from the Investor's exercise of such option.

       3.2.1 The Parent hereby irrevocably grants to the Investor, an option (the "INVESTOR NOTE PREPAYMENT PUT OPTION"), subject to the terms of Section 3.2.2 and the limitations set forth in Section 6.3 of this Agreement, to convert all or any portion of any Outstanding Principal Balance To Be Prepaid into Parent Preferred Stock or Parent Common Stock.

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       3.2.2  Upon receipt of a Prepayment Notice, the Investor shall be entitled, on any day at least twenty (20) days before the Prepayment Date, to exercise the Investor Note Prepayment Put Option by notifying the Company of the amount of the Outstanding Principal Balance To Be Prepaid to be converted into Parent capital stock by exercise of such Option (the "PREPAYMENT SWAP UP AMOUNT"). On exercise of the Investor Note Prepayment Put Option:

              (A) if the Parent has not completed an IPO on or prior to the date of such Prepayment Notice, Parent shall issue to the Investor the number of shares of Parent Preferred Stock equal to (i) the Prepayment Swap Up Amount divided by (ii) the applicable Parent Preferred Stock Price Per Share; or

              (B) if the Parent has completed an IPO on or prior to the date of such Prepayment Notice, Parent shall issue to the Investor the number of shares of Parent Common Stock equal to (i) the Prepayment Swap Up Amount divided by (ii) the applicable Notes Option Price.

3.3 MANDATORY CONVERSION. The Investor hereby irrevocably grants to the Parent an option (the "PARENT NOTE CONVERSION CALL OPTION") to acquire (subject to the limitations set forth in Section 6.3) some or all of the Notes in exchange for a number of shares of Parent Common Stock equal to the aggregate Outstanding Principal Balance of such Notes divided by the applicable Notes Option Price, exercisable on the first trading day immediately following any Mandatory Note Swap Up Period, provided, however, that Parent may not exercise the Parent Note Conversion Call Option at any time when it is in possession of material undisclosed non-public information, except Parent may exercise the Parent Note Conversion Call Option in connection with such disclosure.

3.4 OTHER PAYMENT TERMS. All other terms and conditions governing the payment of the Notes shall be as set forth in the Note Conditions.

4.     DEFAULT

4.1 EVENTS OF DEFAULT. Upon an Event of Default of the Parent or the Company pursuant to Section 15.2.1 of the SSA, in addition to the provisions set out in Section 15 of the SSA, the provisions of Section 4.2 shall apply.

4.2    INVESTOR'S RIGHTS AND REMEDIES.

       4.2.1 The Parent hereby grants to the Investor the option (the "INVESTOR PREFERENCE SHARE DEFAULT OPTION"), which Investor Preference Share Default Option shall be exercisable, by delivery of written notice of such election to Parent on or before the 30th day after a Default Date, to require the Parent to purchase, at the Investor's election and subject to the limitations set forth in Section 6.3, all or part of the Preference Shares held by the Investor as at the relevant Default Date and to allot and issue to the Investor such number of shares in the issued and outstanding capital of the Parent as follows:

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              (A)    in the event that the Parent has not completed an IPO prior to the Default Date, by the allotment to the Investor of a number of shares of Parent Preferred Stock obtained by dividing the relevant portion of the Preference Shares Default Amount by the Parent Preferred Stock Price Per Share; or

              (B) in the event that the Parent has completed an IPO prior to the Default Date, by the allotment to the Investor of a number of shares of Parent Common Stock equal to the relevant amount of the Preference Shares Default Amount divided by:

                     (i) in the case in which the Initial Closing Date was at least twenty-one (21) trading days after an IPO, the average of the daily volume-weighted average price per share of Parent Common Stock on its principal exchange over the twenty (20) trading days immediately prior to the Initial Closing Date (which price shall be adjusted as may be required to reflect any stock split or consolidation or similar event with respect to the Parent Common Stock); or

                     (ii) in the case in which the Initial Closing Date was on or prior to the twentieth (20th) trading day after an IPO, the average of the daily volume-weighted average price per share of Parent Common Stock on its principal exchange over the first twenty (20) trading days after the IPO (which price shall be adjusted as may be required to reflect any stock split or consolidation or similar event with respect to the Parent Common Stock).

       4.2.2 The Parties acknowledge that in the event of an Event of Default of the Parent or the Company pursuant to Section 15.2.1 of the SSA, then, as provided in Condition 8.1 of the Note Conditions, the Notes Default Amount shall, at the option of the Investor, become immediately due and payable in full in cash, subject to the next sentence. The Parties further agree that, in lieu of receiving payment of the Notes Default Amount wholly in cash and subject to the limitations set forth in Section 6.3, the Parent hereby grants to the Investor the option (the "INVESTOR NOTES DEFAULT OPTION"), exercisable in the Investor's sole discretion, to receive payment of any portion of the Notes Default Amount (the "DEFAULT SWAP UP OUTSTANDING PRINCIPAL BALANCE") in the manner set out as follows:

              (A) if no IPO has occurred prior to the Default Date, by the allotment to the Investor of a number of shares of Parent Preferred Stock obtained by dividing the Default Swap Up Outstanding Principal Balance by the Parent Preferred Stock Price Per Share; or

              (B) if an IPO has occurred prior to the Default Date, by the allotment to the Investors of a number of shares of Parent Common Stock obtained by dividing the Default Swap Up Outstanding Principal Balance by:

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                     (i)    in the case of any Note issued at least twenty-one
                            (21) trading days after any IPO, the average of the daily volume-weighted average price per share of Parent Common Stock on its principal exchange over the twenty (20) trading days immediately prior to the date of the issuance of such Note (which price shall be adjusted as may be required to reflect any stock split or consolidation or similar event with respect to the Parent Common Stock); or

                     (ii) in the case of any Note not issued at least twenty-one (21) trading days after any IPO, the average of the daily volume-weighted average price per share of Parent Common Stock on its principal exchange over the first twenty (20) trading days after the first IPO (which price shall be adjusted as may be required to reflect any stock split or consolidation or similar event with respect to the Parent Common Stock).

5.     SWAP UP CLOSING

       5.1 Any Swap Up Closing pursuant to the Investor Swap Up Put Option, the Parent Swap Up Call Option, the Investor Note Prepayment Put Option, the Parent Note Conversion Call Option, the Investor Preference Share Default Option or the Investor Notes Default Option (as the case may be) shall take place at the offices of the Company on such date as the Parent and the Investor shall agree (which date shall in all cases be no more than ten days after the date of issue of the relevant notice of exercise) or at such other place and at such other time as the Parent and the Investor may agree in writing.

       5.2    OBLIGATIONS OF THE PARENT

              At each Swap Up Closing, the Investor shall acquire from the Parent, and the Parent shall issue to the Investor, the relevant class and number of shares in the Parent and in connection therewith, deliver the following to the Investor: share certificates, dated the date of such Swap Up Closing (which share certificates shall comply in all material respects with the applicable law of the jurisdiction in which the Parent is incorporated and the applicable requirements of the Parent's certificate of incorporation and bylaws, each as in effect as of the date of such Swap Up Closing), in such denominations and in such name or names as the Investor may designate by written notice to the Company at least two days prior to the date of such Swap Up Closing, representing such shares in the Parent.

       5.3    OBLIGATIONS OF THE INVESTOR

              At each Swap Up Closing, the Investor shall deliver to Parent a copy of the duly executed share transfer form and original share certificate(s) with respect to the relevant number of Preference Shares in the capital of the Company, specifying the Parent as the transferee of the relevant Preference Shares.

       5.4    BREACH

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              If, on the date of the relevant Swap Up Closing, the Parent fails to satisfy its obligations under Section 5.2 or the Investor fails to satisfy its obligations under Section 5.3, then the non-defaulting party shall be entitled (in addition to and without prejudice to all other rights and remedies available to it) to:

              5.4.1 require specific performance by the defaulting party of such party's obligations pursuant to the terms of this Agreement;

              5.4.2 effect such Swap Up Closing so far as is practicable (having regard to the defaults which have occurred); or

              5.4.3 fix a new date for such Swap Up Closing (which shall in no case be more than five days after the date first scheduled for such Swap Up Closing), in which case the provisions of this Article 5 shall also apply to any such new date or dates fixed for such Swap Up Closing.

6.     STOCK RESTRICTIONS AND REGISTRATION RIGHTS

6.1 WARRANTIES. The Parent shall make the representations, warranties and undertakings contained in Sections 6.2, 6.12 and 6.13 of the SSA on and as of the date of any Swap Up Closing.

6.2 STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT. Any Parent Preferred Stock or Parent Common Stock issued to the Investor by the Parent pursuant to this Agreement shall be subject to the provisions of the Stock Restriction and Registration Rights Agreement.

6.3 PARENT STOCK LIMITATIONS. In each case in which Parent Preferred Stock or Parent Common Stock is to be issued to the Investor pursuant to this Agreement, the Parent will not issue, and the Investor will not be obligated to accept, any shares of Parent Preferred Stock or Parent Common Stock to the extent that, immediately following such issuance, the Investor would be, on an as-converted basis, the beneficial owner of more than nineteen and nine-tenths percent (19.9%) of the issued and outstanding shares of Parent Common Stock.

6.4 SALE OF PARENT STOCK. Save as expressly set out in this Section 6.4, in no case shall the Investor sell more than 25% of the shares of Parent Common Stock then acquired by the Investor pursuant to the terms of this Agreement in any single calendar quarter; PROVIDED THAT, after the first anniversary of the date on which any such share was acquired, such restriction shall not apply to such share (which shall also mean that such share shall not be included in any computation of the number of shares of Parent Common Stock sold by the Investor), and such share shall cease to be included in calculating the number of shares of Parent Common Stock then acquired by the Investor pursuant to the terms of this Agreement.

7.     REPURCHASE

       7.1 Subject to Section 7.2, the Investor hereby irrevocably grants to the Parent the option (the "PARENT SHARE REPURCHASE OPTION"), exercisable at any time from the date of this

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Agreement, to purchase for cash all (but not less than all) of the Investor's then-outstanding Shares (the "REPURCHASE") at a price (the "REPURCHASE CONSIDERATION") equal to 125% of the aggregate Purchase Price Per Share of such Shares, plus the amount of all dividends accrued but unpaid as of the date of the Repurchase, by providing written notice (the "REPURCHASE NOTICE") to the Investor. The Repurchase Notice, which shall be irrevocable, shall specify the Repurchase Consideration and the date on which the Repurchase shall take place, and shall be delivered by the Parent to the Investor at least thirty (30) days and not more than one hundred twenty (120) days before such date.

       7.2 Upon receipt of a Repurchase Notice, the Investor shall be entitled, during the thirty (30) business days after the date of the Investor's receipt of the Repurchase Notice, to exercise the Investor Swap Up Put Option, notwithstanding any other restriction on the exercisability of such option. If the Investor so elects to exercise the Investor Swap Up Put Option, then the Parties shall not proceed with the Repurchase.

8.     PREFERENCE SHARES COMPLETION

       8.1 The Preference Shares Closing shall take place at the offices of the Company within ten days from date of issue of the Repurchase Notice (or at such other place as the Parties may agree in writing).

       8.2    OBLIGATIONS OF THE PARENT

              At the Preference Shares Closing, the Parent shall pay the Repurchase Consideration by way of a banker's draft or cashier's order drawn on a licensed bank in Singapore made out in favour of the Investor or as it may direct or by bank transfer to such bank account in Singapore as the Investor shall notify the Parent in writing not later than two business days prior to the date of the Preference Shares Closing:

       8.3    OBLIGATIONS OF THE INVESTOR

              At the Preference Shares Closing, the Investor shall deliver to Parent a copy of the duly executed share transfer form and original share certificate(s) with respect to the relevant number of Shares in the capital of the Company, specifying the Parent as the transferee of the relevant Shares.

       8.4    BREACH

              If on the date scheduled for the Preference Shares Closing, the Investor fails to satisfy its obligation under Section 8.3 or the Parent fails to satisfy its obligations under Section 8.2, then the non-defaulting party shall be entitled (in addition to and without prejudice to all other rights and remedies available to it) to:

              8.4.1 require specific performance by the defaulting party of such party's obligations pursuant to the terms of this Agreement;

              8.4.2 effect the Preference Shares Closing so far as practicable (having regard to the defaults which have occurred); or

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              8.4.3  fix a new date for the Preference Shares Closing (not being more than five days after the original date scheduled for the Preference Shares Closing), in which case the provisions of this Section 8 shall also apply to any such new date or dates fixed for the Preference Shares Closing.

9.     REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE

       9.1 Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Parent's assets to another Person or other transaction that is effected in such a way that holders of Parent Common Stock or Parent Preferred Stock ("PARENT STOCK") are entitled to receive (either directly or upon subsequent liquidation) stock, securities, cash or other assets with respect to or in exchange for Parent Stock or any successor security is referred to herein as an "ORGANIC CHANGE."

       9.2 Prior to the consummation of any Organic Change, the Parent shall take all such steps as are necessary to insure that the Investor shall, on and from the consummation of such Organic Change, have the right to acquire and receive in lieu of or in addition to (as the terms of the Organic Change may provide) the Pre-Organic Change Conversion Shares such shares of stock, securities, cash or other assets as would have been issued or payable to the Investor for, with respect to or in exchange for such Pre-Organic Change Conversion Shares in connection with such Organic Change.

       9.3 Nothing in this Section 9 shall change the terms and conditions of or accelerate any right the Investor may have to convert any Preference Shares or any Notes under this Agreement, provided however, that:

              9.3.1 to the extent that as a result of the operation of the foregoing provisions the Investor becomes eligible to receive cash on the eventual conversion of any Note, the Investor's right to receive such cash amount shall be accelerated to a right to receive such cash amount at the same time and on the same terms and conditions as would have applied had such Note been converted into Pre-Organic Change Conversion Shares immediately prior to the Organic Transaction;

              9.3.2 if the Investor elects to receive such cash with respect to any Note, a proportional reduction shall be made in the Outstanding Principal Balance of the Note payable on the Maturity Date or an Event of Default (proportional to the proportion which the cash amount payable per Pre-Organic Change Conversion Share in the Organic Transaction bears to the total consideration payable per Pre-Organic Change Conversion Share in the Organic Transaction); and

              9.3.3 if an Organic Transaction is consummated, then the Initial Conversion Date for the purposes of Section 2.1 of this Agreement shall be deemed to be the business day immediately preceding the day on which such consummation occurs.

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10.    MISCELLANEOUS PROVISIONS

10.1 GOVERNING LAW. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of New York in the United States without giving effect to any choice of law or conflict provision or rule (whether of the State of New York or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied. Each of the Parties to this Agreement (i) consents to submit itself to the personal jurisdiction of the federal courts of the United States located in the City of New York, Borough of Manhattan, State of New York or any court of the State of New York located in such district in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such courts sitting in the State of New York. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any part hereto at law or in equity or otherwise.

10.2 ASSIGNMENT; THIRD-PARTY BENEFICIARIES. This Agreement shall not be assigned by any of the parties hereto without the prior written consent of the other parties hereto. Nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

10.3 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby (including the relevant Swap Up Closings).

10.4 ENTIRE AGREEMENT. This Agreement and the SSA constitute the entire understanding and agreement between the Parties with regard to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, whether written or oral.

10.5 NOTICES. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed effectively given:
       (a) upon personal delivery; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one day after deposit with a nationally recognized overnight courier, special next day delivery, with verification of receipt, at the address(es) set forth or specified below, or at such other address or addresses as may have been furnished in writing by the Company to the Investor, or by the Investor to the Company, as applicable:

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If to the Company, at:
CombinatoRx, Incorporated
650 Albany Street
Boston, Massachusetts 02118
Attn: Chief Financial Officer

With a copy (which shall
not constitute notice) to:
Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
Attn: Geoffrey Davis

If to the Investor, at:
BioMedical Sciences Investment Fund Pte Ltd
20 Biopolis Way
#09-01 Centros
Singapore 138668
Attn: Ms Chu Swee Yeok
      Chief Executive Officer

With a copy (which shall
not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
30/F Tower Two
Lippo Centre, 89 Queensway
Central, Hong Kong
Attn: Alec Tracy

10.6 AMENDMENTS. Any term of this Agreement may be amended only with the written consent of the Company, the Parent and the Investor.

10.7 DELAYS OR OMISSIONS; WAIVERS. No delay or omission to exercise any right, power or remedy accruing to the Company, the Parent or to the Investor, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of the Company, the Parent or the Investor, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. No waiver of any of the provisions contained in this Agreement shall be valid unless made in writing and executed by the Company (if it is the waiving party), the Parent (if it is the waiving party) or by the Investor (if it is the waiving party).

10.8 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

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10.9   COUNTERPARTS. This Agreement may be executed in any number of counterparts (including by facsimile), each of which shall be an original, but all of which together shall constitute one instrument.

10.10 SEVERABILITY. Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

10.11 EXPENSES. Each party shall pay its own costs and expenses in connection with this Agreement and the closing of the transactions contemplated hereby save that the legal fees and disbursements incurred by the Investor in connection with this Agreement shall be borne by the Company.

10.12 CONSTRUCTION. This Agreement is the result of negotiations among, and has been reviewed by, the Company and the Investor and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all Parties hereto, and no ambiguity shall be construed in favor of or against any Party.

10.13 MARKET STAND-OFF AGREEMENT. Investor agrees that, during the period specified by the Parent and an underwriter of a public offering of Parent Common Stock or other equity securities of the Parent following the effective date of a registration statement of the Parent filed under the Securities Act (the "Time Period"), it shall not, to the extent requested by the Parent and such underwriter, directly or indirectly sell, offer to sell, contract to sell, grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Parent held by it at any time during such period except Parent Common Stock included in such registration; PROVIDED, HOWEVER, that:

              (A) such restriction shall be applicable only to the first such registration statement of the Parent filed with the SEC which covers Common Stock (or other equity securities) to be sold on its behalf to the public in an underwritten offering;

              (B)    the Time Period shall not exceed 180 days;

              (C) such restriction shall be effective against Investors only if all officers and directors of the Parent and substantially all other holders of at least 3% of the shares of Common Stock outstanding immediately prior to such registration enter into similar agreements.

       In order to enforce the foregoing covenant, the Parent may impose stop transfer instructions with respect to any Parent Common Stock issuable to Investor on conversion of any Note or Preference Share until the end of the Time Period.

                            [SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the date first above written.

THE COMPANY:                                  THE INVESTOR:


THE PARENT:

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